Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Fourth Quarter and Full Year 2025 Results

•
Q4 GAAP revenue of $1.0 billion, down 5% on both a reported basis and an adjusted basis; full year GAAP revenue of $4.1 billion, down 4% on a reported basis, and 2% on an adjusted basis, excluding Iraq
•
Q4 Consumer Services GAAP revenue grew 15%, or 26% on an adjusted basis; full year GAAP revenue grew 32%, or 29% on an adjusted basis
•
Both Q4 and full year Branded Digital GAAP revenue grew 7%, or 6% on an adjusted basis
•
Q4 GAAP EPS of $0.36 or adjusted EPS of $0.45; full year GAAP EPS of $1.52 or adjusted EPS of $1.75
•
Board of Directors approved a dividend of $0.235 per share in the first quarter of 2026

DENVER, February 20, 2026 – The Western Union Company (the “Company” or “Western Union”) (NYSE: WU) today reported fourth quarter and full year 2025 financial results.

The Company’s fourth-quarter revenue of $1.0 billion decreased 5% on both a reported and an adjusted basis. The change in revenue was largely driven by growth in our Consumer Services and Branded Digital businesses offset by a slowdown in the Americas retail business.

Fourth quarter GAAP EPS was $0.36, down from $1.13 in the prior year period, as the GAAP EPS in the prior year period was affected by a $0.75 tax benefit from the reorganization of the Company’s international operations. Adjusted EPS increased to $0.45 from $0.40 in the prior year period and benefited from higher adjusted operating profit and fewer shares outstanding.

“Despite a challenging operating environment in 2025, we delivered meaningful progress across the business,” said Devin McGranahan, President and Chief Executive Officer. “We strengthened our Consumer Services offerings, expanded our owned retail footprint, and accelerated our transition to a more digital-first operating model. Looking ahead to 2026, we are confident in our ability to execute against our Beyond strategy as we expand our capabilities, drive operating efficiencies, and position the company for sustainable long-term growth.”

Q4 Business Results

•
Consumer Services segment revenue grew 15% on a reported basis, or 26% on an adjusted basis compared to the prior year period, driven by the expansion of our Travel Money business, which included the acquisition of Eurochange Limited, and higher revenues from our bill pay business.

•
Branded Digital revenue increased 7% on a reported basis, and 6% on an adjusted basis, with transaction growth of 13% compared to the prior year period. The Branded Digital business represented 30% and 39% of total Consumer Money Transfer (“CMT”) revenues and transactions in the fourth quarter, respectively.

•
CMT segment revenue and transactions decreased 7% and 2%, respectively, on a reported basis, and on an adjusted basis, revenues declined 9% compared to the prior year period.

Q4 Financial Results

•
GAAP operating margin in the quarter was 18%, compared to 17% in the prior year period, while the adjusted operating margin was 20% compared to 17% in the prior year period. GAAP and adjusted operating margin benefited from improved cost efficiencies.

•
The GAAP effective tax rate was a provision of 24% compared to the prior year's benefit of 161%. The prior year's GAAP effective tax rate was primarily impacted by the benefit related to recognition of deferred tax assets associated with the international reorganization. The adjusted effective tax rate was 12% in the current year and the prior year period.

2025 Full Year Financial Results

•
The Company’s full year 2025 revenue of $4.1 billion declined 4% on a reported basis, and 2% on an adjusted basis, excluding Iraq.

•
GAAP operating margin was 19%, compared to 17% in the prior year. The adjusted operating margin was 20% compared to 19% in the prior year. GAAP and adjusted operating margin benefited from improved cost efficiencies.

•
The GAAP effective tax rate for 2025 was 20% compared to the prior year's benefit of 51%. The prior year's GAAP effective tax rate was primarily impacted by the tax benefits associated with reorganizing the Company’s international operations and a settlement with the U.S. Internal Revenue Service regarding the Company’s 2017 and 2018 federal income tax returns, both occurring in 2024. The adjusted effective tax rate was 13% in the current year and the prior year.

•
GAAP EPS was $1.52 compared to $2.74 in 2024. GAAP EPS in the prior year period included a $0.75 tax benefit from the reorganization of the Company’s international operations as well as a $0.40 benefit from the IRS Settlement in 2024. Adjusted EPS was $1.75 in the current year compared to $1.74 in the previous year.

•
Cash flow from operating activities was $544 million for the year. In 2025, the Company returned approximately $529 million to shareholders in dividends and share repurchases, consisting of $305 million in dividends and $225 million in share repurchases.

Q1 Dividend

The Board of Directors approved the first quarter dividend of $0.235 per common share yesterday, payable March 31, 2026, to shareholders of record at the close of business on March 17, 2026.

Business Development

On August 10, 2025, the company announced an agreement to acquire International Money Express, Inc. The Company now expects to close the transaction in the second quarter of 2026, subject to the satisfaction of customary closing conditions, including remaining regulatory approvals.

2026 Outlook

The Company is providing the following financial outlook for full year 2026, which assumes no material changes in macroeconomic conditions, including changes in immigration policies, foreign currencies, or Argentina inflation.

2026 Outlook[1]
	GAAP	Adjusted
Revenue[2]	5% to 8%	6% to 9%
EPS[3]	$1.50 to $1.60	$1.75 to $1.85

1 2026 Outlook assumes Intermex deal closes in the second quarter

2 Adjusted revenue growth excludes the impact of currency and Argentina inflation in quarters when hyperinflationary (over 50% within a quarter)

3 The GAAP effective tax rate is expected to be 20% to 22% and the adjusted effective tax rate is expected to be 13% to 15%

Non-GAAP Measures

Western Union presents non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency revenues translate revenues denominated in foreign currencies to the United States dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. The Company calculates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal).

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 8:30 a.m. ET today.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the webcast, please visit the Investor Relations section of the Company’s website or use the following link: Webcast Link. Alternatively, participants may join via telephone. In the U.S., dial +1 (719) 359-4580, followed by the meeting ID, which is 955 3122 8825, and the passcode, which is 948891. For participants outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 955 3122 8825, and the passcode, which is 948891.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “targets,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook,” “projects,” “designed to,” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in economic conditions, trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; interruptions in migration patterns, slowdown in travel, or other events, such as public health emergencies, any changes arising as a result of policy changes in the United States and/or other key markets, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies, including cryptocurrencies; geopolitical tensions, political conditions, armed conflicts or wars, and related actions, including trade restrictions, tariffs, and government sanctions; deterioration in customer confidence in our business; failure to maintain our agent network and business relationships; our ability to adopt new technology; the development, deployment, and use of AI, machine learning, and automated decision-making technologies in our operations, including risks or unintended outcomes; the failure to realize anticipated financial benefits from mergers, acquisitions and divestitures; decisions to change our business mix; exposure to foreign exchange rates; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; cybersecurity incidents involving any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives; our ability to attract and retain qualified key employees; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations, and industry practices and standards; developments resulting from governmental investigations and consent agreements with, or investigations or enforcement actions by, regulators and other government authorities; liabilities resulting from litigation; failure to comply with regulations and evolving industry standards regarding data privacy; failure to comply with consumer protection laws; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to comply with working capital requirements; changes in accounting standards, rules and interpretations; and other unanticipated events and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Our leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments—across more than 200 countries and territories and nearly 130 currencies—to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Our goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Amanda Demarest

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Revenues	$1,008.4	$1,058.2	(5)%	$4,050.7	$4,209.7	(4)%
Expenses:
Cost of services	645.4	661.7	(2)%	2,550.6	2,620.5	(3)%
Selling, general, and administrative	177.7	218.4	(19)%	742.8	863.4	(14)%
Total expenses	823.1	880.1	(6)%	3,293.4	3,483.9	(5)%
Operating income	185.3	178.1	4%	757.3	725.8	4%
Other income/(expense):
Interest income	2.0	2.3	(10)%	7.9	11.9	(33)%
Interest expense	(36.7)	(30.4)	21%	(143.0)	(119.8)	19%
Other income/(expense), net	0.5	(2.3)	(a)	3.5	0.7	(a)
Total other expense, net	(34.2)	(30.4)	12%	(131.6)	(107.2)	23%
Income before income taxes	151.1	147.7	2%	625.7	618.6	1%
Provision for/(benefit from) income taxes	36.7	(238.0)	(a)	126.1	(315.6)	(a)
Net income	$114.4	$385.7	(70)%	$499.6	$934.2	(47)%
Earnings per share:
Basic	$0.36	$1.14	(68)%	$1.53	$2.75	(44)%
Diluted	$0.36	$1.13	(68)%	$1.52	$2.74	(45)%
Weighted-average shares outstanding:
Basic	317.6	338.4		326.6	340.0
Diluted	318.9	339.8		327.6	341.1

_________________________________________________

(a)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$1,234.4	$1,474.0
Settlement assets	3,449.1	3,360.8
Property and equipment, net of accumulated depreciation of $473.5 and $454.9, respectively	95.0	84.2
Goodwill	2,098.5	2,059.6
Other intangible assets, net of accumulated amortization of $584.5 and $599.0, respectively	356.3	315.4
Deferred tax asset, net	226.2	265.0
Other assets	846.4	811.5
Total assets	$8,305.9	$8,370.5
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$408.4	$407.9
Settlement obligations	3,449.1	3,360.8
Income taxes payable	74.7	272.2
Deferred tax liability, net	153.2	155.6
Borrowings	2,877.8	2,940.8
Other liabilities	384.9	264.3
Total liabilities	7,348.1	7,401.6

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 315.7 shares and 337.9 shares issued and outstanding as of December 31, 2025 and 2024, respectively	3.2	3.4
Capital surplus	1,117.4	1,070.8
Retained earnings/(accumulated deficit)	(11.5)	35.2
Accumulated other comprehensive loss	(151.3)	(140.5)
Total stockholders' equity	957.8	968.9
Total liabilities and stockholders' equity	$8,305.9	$8,370.5

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$499.6	$934.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165.4	179.1
Deferred income tax provision/(benefit)	34.9	(248.8)
Other non-cash items, net	124.8	123.5
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(45.0)	(125.7)
Accounts payable and accrued liabilities	(39.4)	(46.4)
Income taxes payable	(197.3)	(394.6)
Other liabilities	0.7	(15.0)
Net cash provided by operating activities	543.7	406.3
Cash flows from investing activities
Capital expenditures	(150.8)	(130.6)
Purchases of settlement investments	(256.3)	(396.7)
Proceeds from the sale of settlement investments	89.2	356.0
Maturities of settlement investments	96.8	170.2
Other investing activities	(9.2)	(15.2)
Net cash used in investing activities	(230.3)	(16.3)
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(309.0)	(321.5)
Common stock repurchased	(234.6)	(186.2)
Net proceeds from/(repayments of) commercial paper	392.0	(364.9)
Net proceeds from credit facility borrowings	29.1	—
Net proceeds from issuance of borrowings	—	798.1
Principal payments on borrowings	(500.0)	—
Net change in settlement obligations	(159.3)	6.1
Other financing activities	(0.8)	(0.9)
Net cash used in financing activities	(782.6)	(69.3)
Net change in cash and cash equivalents, including settlement, and restricted cash	(469.2)	320.7
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	2,106.9	1,786.2
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,637.7	$2,106.9

	December 31,
	2025	2024
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,234.4	$1,474.0
Settlement cash and cash equivalents	402.0	631.6
Restricted cash in Other assets	1.3	1.3
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,637.7	$2,106.9

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Revenues:
Consumer Money Transfer	$871.5	$938.8	(7)%	$3,507.4	$3,798.0	(8)%
Consumer Services	136.9	119.4	15%	543.3	411.7	32%
Total consolidated revenues	$1,008.4	$1,058.2	(5)%	$4,050.7	$4,209.7	(4)%
Segment operating income:
Consumer Money Transfer	$175.4	$170.0	3%	$674.6	$737.4	(9)%
Consumer Services	23.2	13.4	72%	115.9	52.3	(f)
Total segment operating income	198.6	183.4	8%	790.5	789.7	0%
Redeployment program costs (a)	—	—	(f)	—	(41.4)	(f)
Severance costs (b)	(6.3)	(1.2)	(f)	(15.8)	(1.2)	(f)
Acquisition, separation, and integration costs (c)	(4.9)	(1.8)	(f)	(10.9)	(4.1)	(f)
Amortization and impairment of acquisition-related intangible assets (d)	(1.3)	(0.2)	(f)	(3.4)	(2.4)	41%
Russia asset impairments and termination costs (e)	(0.8)	(2.1)	(62)%	(3.1)	(14.8)	(79)%
Total consolidated operating income	$185.3	$178.1	4%	$757.3	$725.8	4%
Segment operating income margin
Consumer Money Transfer	20%	18%	2%	19%	19%	0%
Consumer Services	17%	11%	6%	21%	13%	8%

_________________________________________________

(a)
Represented severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program which redeployed expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy, as previously announced in October 2022. Expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment.
(b)
Represents severance costs not related to acquisition, separation, and integration activities, which have been excluded from the segments as management excludes severance in making operating decisions, including allocating resources to the Company's segments.
(c)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company’s acquisitions, such as severance and consulting costs.
(d)
Represents the non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions.
(e)
Represents the costs associated with operating the Company's Russian entity and asset impairments related to the Company's assets in Russia. In 2024, the Company decided to pursue either liquidating or selling its Russian assets which triggered a review of the carrying value of these assets. During 2025, the Company signed a definitive sale agreement, as amended, which is subject to regulatory approvals.
(f)
Calculation not meaningful.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
Consolidated Metrics
Revenues (GAAP) - YoY % change		1%	(3)%	(6)%	(4)%	0%	(5)%	(4)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	(1)%	(3)%	(8)%	(4)%	(2)%	(5)%	(5)%
Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change	(a)	1%	0%	(2)%	(1)%	(1)%	(5)%	(2)%
Operating margin (GAAP)		17%	17%	18%	19%	20%	18%	19%
Adjusted operating margin (non-GAAP)	(b)	17%	19%	19%	19%	20%	20%	20%

Consumer Money Transfer (CMT) Segment Metrics
Revenues (GAAP) - YoY % change		(4)%	(5)%	(9)%	(8)%	(6)%	(7)%	(8)%
Adjusted revenues (non-GAAP) - YoY % change	(g)	(3)%	(4)%	(8)%	(9)%	(7)%	(9)%	(8)%
Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change	(g)	0%	(1)%	(2)%	(6)%	(7)%	(9)%	(6)%

Transactions (in millions)		75.0	289.9	70.8	71.4	70.6	73.1	285.9
Transactions - YoY % change		3%	4%	3%	(3)%	(3)%	(2)%	(1)%

Cross-border principal, as reported - YoY % change		5%	1%	5%	3%	5%	4%	4%
Cross-border principal (constant currency) - YoY % change	(h)	6%	2%	6%	2%	3%	2%	3%

Operating margin		18%	19%	18%	19%	20%	20%	19%

Branded Digital revenues (GAAP) - YoY % change	(gg)	7%	7%	7%	6%	7%	7%	7%
Branded Digital foreign currency translation and Argentina hyperinflation impact[1]	(j)	1%	1%	1%	0%	(1)%	(1)%	(1)%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	8%	8%	8%	6%	6%	6%	6%
Branded Digital transactions - YoY % change	(gg)	13%	13%	14%	9%	12%	13%	12%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
CMT Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(5)%	(1)%	(7)%	(11)%	(12)%	(13)%	(11)%
NA region foreign currency translation impact	(j)	0%	0%	1%	0%	0%	0%	1%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(5)%	(1)%	(6)%	(11)%	(12)%	(13)%	(10)%
NA region transactions	(aa), (bb)	0%	3%	(1)%	(6)%	(8)%	(6)%	(6)%

EU & CIS region revenues (GAAP)	(aa), (cc)	3%	(2)%	3%	7%	8%	6%	6%
EU & CIS region foreign currency translation impact	(j)	1%	1%	2%	(4)%	(5)%	(6)%	(3)%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	4%	(1)%	5%	3%	3%	0%	3%
EU & CIS region transactions	(aa), (cc)	8%	5%	10%	5%	4%	1%	5%

MEASA region revenues (GAAP)	(aa), (dd)	(10)%	(19)%	(27)%	(23)%	(12)%	(14)%	(20)%
MEASA region foreign currency translation impact	(j)	0%	1%	1%	(1)%	(1)%	(1)%	0%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	(10)%	(18)%	(26)%	(24)%	(13)%	(15)%	(20)%
MEASA region transactions	(aa), (dd)	7%	3%	6%	(7)%	3%	2%	1%

LACA region revenues (GAAP)	(aa), (ee)	(3)%	2%	(12)%	(13)%	(8)%	(11)%	(11)%
LACA region foreign currency translation and Argentina hyperinflation impact[1]	(j)	2%	1%	1%	3%	0%	(1)%	1%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	(1)%	3%	(11)%	(10)%	(8)%	(12)%	(10)%
LACA region transactions	(aa), (ee)	(3)%	0%	(5)%	(6)%	(7)%	(8)%	(7)%

APAC region revenues (GAAP)	(aa), (ff)	(6)%	(7)%	(6)%	(2)%	(8)%	0%	(4)%
APAC region foreign currency translation impact	(j)	2%	4%	3%	1%	1%	0%	1%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(4)%	(3)%	(3)%	(1)%	(7)%	0%	(3)%
APAC region transactions	(aa), (ff)	7%	8%	10%	10%	7%	8%	9%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
% of CMT Revenue
NA region revenues	(aa), (bb)	39%	39%	39%	39%	37%	37%	38%
EU & CIS region revenues	(aa), (cc)	27%	26%	27%	29%	30%	30%	29%
MEASA region revenues	(aa), (dd)	17%	18%	17%	15%	16%	16%	16%
LACA region revenues	(aa), (ee)	12%	12%	11%	11%	11%	11%	11%
APAC region revenues	(aa), (ff)	5%	5%	6%	6%	6%	6%	6%

Consumer Services (CS)
Revenues (GAAP) - YoY % change		56%	28%	27%	39%	49%	15%	32%
Adjusted revenues (non-GAAP) - YoY % change	(i)	23%	15%	(3)%	41%	49%	26%	29%
Operating margin		11%	13%	24%	22%	22%	17%	21%

% of Total Company Revenue (GAAP)
Consumer Money Transfer segment revenues		89%	90%	89%	86%	85%	86%	87%
Consumer Services segment revenues		11%	10%	11%	14%	15%	14%	13%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

[1] Beginning with the second quarter of 2025, the Company no longer adjusts for the estimated impact of Argentinian hyperinflation in its non-GAAP revenue results, as inflation in the country has moderated significantly - from over 200% in recent years to less than 50% since the second quarter of 2025.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented within this press release and related tables provide meaningful supplemental information regarding the Company’s results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze operating, profitability, and other financial performance trends in the Company’s underlying business because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company's underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,058.2	$4,209.7	$983.6	$1,026.1	$1,032.6	$1,008.4	$4,050.7
	Foreign currency translation and Argentina hyperinflation impact[1]	(j)	(17.6)	(11.1)	(14.4)	(4.0)	(15.1)	(4.1)	(37.6)
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP)		1,040.6	$4,198.6	$969.2	$1,022.1	$1,017.5	1,004.3	4,013.1
	Less Iraq revenues (GAAP)	(s)	(6.6)	(115.3)	(6.6)	(4.7)	(2.2)	(2.3)	(15.8)
	Adjusted revenues, excluding Iraq (non-GAAP)		$1,034.0	$4,083.3	$962.6	$1,017.4	$1,015.3	$1,002.0	$3,997.3
	Prior year revenues (GAAP)		$1,052.3	$4,357.0	$1,049.1	$1,066.4	$1,036.0	$1,058.2	$4,209.7
	Less prior year revenues from Business Solutions (GAAP)	(m)	—	(29.7)	—	—	—	—	—
	Adjusted prior year revenues (non-GAAP)		$1,052.3	$4,327.3	$1,049.1	$1,066.4	$1,036.0	$1,058.2	$4,209.7
	Less prior year revenues from Iraq (GAAP)	(s)	(32.5)	(263.0)	(64.9)	(34.3)	(9.5)	(6.6)	(115.3)
	Adjusted prior year revenues, excluding Iraq (non-GAAP)		$1,019.8	$4,064.3	$984.2	$1,032.1	$1,026.5	$1,051.6	$4,094.4
	Revenues (GAAP) - YoY % change		1%	(3)%	(6)%	(4)%	0%	(5)%	(4)%
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP) - YoY% change		(1)%	(4)%	(8)%	(4)%	(2)%	(5)%	(5)%
	Adjusted revenues (non-GAAP) - YoY % change		(1)%	(3)%	(8)%	(4)%	(2)%	(5)%	(5)%
	Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change		1%	0%	(2)%	(1)%	(1)%	(5)%	(2)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$178.1	$725.8	$177.4	$192.7	$201.9	$185.3	$757.3
	Acquisition, separation, and integration costs	(l)	1.8	4.1	1.6	1.4	3.0	4.9	10.9
	Amortization and impairment of acquisition-related intangible assets	(o)	0.2	2.4	0.2	0.9	1.0	1.3	3.4
	Redeployment program costs	(n)	—	41.4	—	—	—	—	—
	Severance costs/(reversal)	(t)	1.2	1.2	6.4	3.5	(0.4)	6.3	15.8
	Russia asset impairments and termination costs	(q)	2.1	14.8	0.8	0.8	0.7	0.8	3.1
	Adjusted operating income (non-GAAP)		$183.4	$789.7	$186.4	$199.3	$206.2	$198.6	$790.5
	Operating margin (GAAP)		17%	17%	18%	19%	20%	18%	19%
	Adjusted operating margin (non-GAAP)		17%	19%	19%	19%	20%	20%	20%

(c)	Net income (GAAP)		$385.7	$934.2	$123.5	$122.1	$139.6	$114.4	$499.6
	Acquisition, separation, and integration costs	(l)	1.8	4.1	1.6	1.4	3.0	4.9	10.9
	Amortization and impairment of acquisition-related intangible assets	(o)	0.2	2.4	0.2	0.9	1.0	1.3	3.4
	Redeployment program costs	(n)	—	41.4	—	—	—	—	—
	Severance costs/(reversal)	(t)	1.2	1.2	6.4	3.5	(0.4)	6.3	15.8
	Russia asset impairments, termination costs, and currency remeasurement	(q)	3.0	16.7	0.2	0.6	0.9	0.7	2.4
	IRS settlement	(r)	—	(137.8)	—	—	(3.5)	9.4	5.9
	Non-cash tax impacts of international reorganization	(u)	(255.2)	(255.2)	9.5	12.0	11.5	10.2	43.2
	Income tax benefit from other adjustments	(l), (n), (o), (p), (q), (t)	(1.1)	(12.2)	(1.6)	(1.6)	(0.9)	(2.5)	(6.6)
	Adjusted net income (non-GAAP)		$135.6	$594.8	$139.8	$138.9	$151.2	$144.7	$574.6

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
	Consolidated Metrics cont.
(d)	Net income (GAAP)		$385.7	$934.2	$123.5	$122.1	$139.6	$114.4	$499.6
	Provision for/(benefit from) income taxes		(238.0)	(315.6)	23.8	37.6	28.0	36.7	126.1
	Interest income		(2.3)	(11.9)	(1.7)	(1.8)	(2.4)	(2.0)	(7.9)
	Interest expense		30.4	119.8	32.6	36.7	37.0	36.7	143.0
	Depreciation and amortization		43.4	179.1	41.9	40.2	41.3	42.0	165.4
	Stock-based compensation expense		10.5	38.9	10.6	11.5	9.9	14.6	46.6
	Other (income)/expense, net		2.3	(0.7)	(0.8)	(1.9)	(0.3)	(0.5)	(3.5)
	Acquisition, separation, and integration costs	(l)	1.8	4.1	1.6	1.4	3.0	4.9	10.9
	Amortization and impairment of acquisition-related intangible assets	(o)	0.2	2.4	0.2	0.9	1.0	1.3	3.4
	Redeployment program costs	(n)	—	41.4	—	—	—	—	—
	Severance costs/(reversal)	(t)	1.2	1.2	6.4	3.5	(0.4)	6.3	15.8
	Russia asset impairments and termination costs	(q)	2.1	14.8	0.8	0.8	0.7	0.8	3.1
	Adjusted EBITDA (non-GAAP)	(k)	$237.3	$1,007.7	$238.9	$251.0	$257.4	$255.2	$1,002.5

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
	Consolidated Metrics cont.
(e)	Effective tax rate (GAAP)		(161)%	(51)%	16%	24%	17%	24%	20%
	IRS settlement	(r)	0%	22%	0%	0%	2%	(6)%	(1)%
	Non-cash tax impacts of international reorganization	(u)	173%	41%	(6)%	(8)%	(7)%	(7)%	(7)%
	Other adjustments	(l), (n), (o), (p), (q), (t)	0%	1%	0%	0%	0%	1%	1%
	Adjusted effective tax rate (non-GAAP)		12%	13%	10%	16%	12%	12%	13%

(f)	Diluted earnings per share (GAAP) ($- dollars)		$1.13	$2.74	$0.36	$0.37	$0.43	$0.36	$1.52
	Pretax impacts from the following:
	Acquisition, separation, and integration costs	(l)	0.01	0.01	—	—	0.01	0.02	0.03
	Amortization and impairment of acquisition-related intangible assets	(o)	—	0.01	—	—	—	—	0.01
	Redeployment program costs	(n)	—	0.12	—	—	—	—	—
	Severance costs	(t)	—	—	0.02	0.01	—	0.02	0.05
	Russia asset impairments, termination costs, and currency remeasurement	(q)	0.01	0.05	—	—	—	—	0.01
	Income tax expense/(benefit) impacts from the following:
	IRS settlement	(r)	—	(0.40)	—	—	(0.01)	0.03	0.02
	Non-cash tax impacts of international reorganization	(u)	(0.75)	(0.75)	0.03	0.04	0.04	0.03	0.13
	Other adjustments	(l), (n), (o), (p), (q), (t)	—	(0.04)	—	—	—	(0.01)	(0.02)
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.40	$1.74	$0.41	$0.42	$0.47	$0.45	$1.75

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q24	FY2024	1Q25	2Q25	3Q25	4Q25	FY2025
	CMT Segment Metrics
(g)	Revenues (GAAP)		$938.8	$3,798.0	$872.9	$885.0	$878.0	$871.5	$3,507.4
	Foreign currency translation and Argentina hyperinflation impact[1]	(j)	7.5	30.1	11.4	(5.7)	(15.5)	(17.2)	(27.0)
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP)		946.3	3,828.1	884.3	879.3	862.5	854.3	3,480.4
	Less Iraq revenues (GAAP)	(s)	(6.6)	(115.3)	(6.6)	(4.7)	(2.2)	(2.3)	(15.8)
	Adjusted revenues, excluding Iraq (non-GAAP)		$939.7	$3,712.8	$877.7	$874.6	$860.3	$852.0	$3,464.6
	Prior year revenues (GAAP)		$975.5	$4,005.0	$962.0	$965.0	$932.2	$938.8	$3,798.0
	Less prior year revenues from Iraq (GAAP)	(s)	(32.5)	(263.0)	(64.9)	(34.3)	(9.5)	(6.6)	(115.3)
	Adjusted prior year revenues, excluding Iraq (non-GAAP)		$943.0	$3,742.0	$897.1	$930.7	$922.7	$932.2	$3,682.7
	Revenues (GAAP) - YoY % change		(4)%	(5)%	(9)%	(8)%	(6)%	(7)%	(8)%
	Adjusted revenues (non-GAAP) - YoY % change		(3)%	(4)%	(8)%	(9)%	(7)%	(9)%	(8)%
	Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change		0%	(1)%	(2)%	(6)%	(7)%	(9)%	(6)%

(h)	Cross-border principal, as reported ($- billions)		$26.5	$102.9	$25.8	$26.7	$27.2	$27.7	$107.4
	Foreign currency translation impact	(j)	0.2	0.6	0.3	(0.3)	(0.5)	(0.6)	(1.1)
	Cross-border principal, constant currency ($- billions)		$26.7	$103.5	$26.1	$26.4	$26.7	$27.1	$106.3
	Prior year cross-border principal, as reported ($- billions)		$25.2	$101.7	$24.6	$25.9	$25.9	$26.5	$102.9
	Cross-border principal, as reported - YoY % change		5%	1%	5%	3%	5%	4%	4%
	Cross-border principal, constant currency - YoY % change		6%	2%	6%	2%	3%	2%	3%

	CS Segment Metrics
(i)	Revenues (GAAP)		$119.4	$411.7	$110.7	$141.1	$154.6	$136.9	$543.3
	Foreign currency translation and Argentina hyperinflation impact[1]	(j)	(25.1)	(41.2)	(25.9)	1.9	0.4	13.1	(10.5)
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP)		$94.3	$370.5	$84.8	$143.0	$155.0	$150.0	$532.8
	Prior year revenues (GAAP)		$76.8	$322.3	$87.1	$101.4	$103.8	$119.4	$411.7
	Revenues (GAAP) - YoY % change		56%	28%	27%	39%	49%	15%	32%
	Adjusted revenues (non-GAAP) - YoY % change		23%	15%	(3)%	41%	49%	26%	29%

[1] Beginning with the second quarter of 2025, the Company no longer adjusts for the estimated impact of Argentinian hyperinflation in its non-GAAP revenue results, as inflation in the country has moderated significantly - from over 200% in recent years to less than 50% since the second quarter of 2025.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

2026 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP) - YoY % change		5%	8%
Foreign currency translation impact	(j)	1%	1%
Revenues, adjusted (non-GAAP) - YoY % change		6%	9%

		Range
Effective tax rate (GAAP)		20%	22%
Non-cash tax impacts of international reorganization	(u)	(7)%	(7)%
Other adjustments	(l), (o), (q), (t)	0%	0%
Effective tax rate, adjusted (non-GAAP)		13%	15%

		Range
Earnings per share (GAAP) ($- dollars)		$1.50	$1.60
Severance costs	(t)	0.08	0.08
Acquisition, separation, and integration costs	(l)	0.03	0.03
Amortization and impairment of acquisition-related intangible assets	(o)	0.01	0.01
Russia termination costs and currency remeasurement	(q)	—	—
Income taxes associated with these adjustments	(l), (o), (q), (t)	—	—
Non-cash tax impacts of international reorganization	(u)	0.13	0.13
Earnings per share, adjusted (non-GAAP) ($- dollars)		$1.75	$1.85

Non-GAAP related notes:

(j)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Constant currency results also reflect the impact of Argentina inflation, where indicated, due to its economy being hyperinflationary. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal). Argentina inflation has historically had a more significant impact to revenues in the Company's Consumer Services segment, as proportionally, there are higher revenues generated from Argentina in the Company's Consumer Services segment, relative to its Consumer Money Transfer segment. Beginning with the second quarter of 2025, the Company no longer adjusts for the estimated impact of Argentinian hyperinflation in its non-GAAP revenue results, as inflation in the country has moderated significantly - from over 200% in recent years to less than 50% since the second quarter of 2025.
(k)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for non-cash depreciation and amortization and stock-based compensation expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(l)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company's acquisitions, such as severance and consulting costs. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker (“CODM”) for purposes of performance assessment and resource allocation.
(m)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC, the final closing of which occurred on July 1, 2023. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture.
(n)
Represented severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program which redeployed expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy as previously announced in October 2022. Expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment. The expenses were not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation.
(o)
Represents the non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions. The expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(p)
In addition to the income tax effects of the adjustments described above, the full year of 2024 included an adjustment to exclude an income tax benefit of $2.6 million related to the non-cash impact of remeasuring the Company’s deferred tax assets and liabilities for tax law changes that were enacted in that period in Barbados.
(q)
While the Company had previously made a decision to suspend its operations in Russia, in the third quarter of 2024, the Company decided to pursue either liquidating or selling the Russian assets, which triggered a review of the carrying value of these assets. In the fourth quarter and full year of 2024, the Company recorded asset impairments of $1.4 million and $13.4 million, respectively, related to its assets in Russia. Amounts presented also include the costs associated with operating the Russian entity which are no longer needed for the Company’s ongoing operations. Beginning with the third quarter of 2024, the expenses have only been incurred in order to complete the liquidation or possible sale of the Russian assets. During 2025, the Company signed a definitive sale agreement, as amended, which is subject to regulatory approvals. Additionally, where indicated, the Company has excluded the impact of the foreign currency remeasurement of the Russian ruble because of the decision to liquidate or sell the Russian assets. These costs are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation.
(r)
In the third quarter of 2024, the Company entered into a settlement with the IRS regarding the Company’s 2017 and 2018 federal income tax returns. The Company is contesting the one remaining unagreed adjustment in the U.S. Tax Court and has fully reserved for this unagreed adjustment. The Company has excluded the non-cash reversal of the uncertain tax position liability associated with the settlement because of the significance of this settlement on its reported results. In the third and fourth quarters of 2025, the Company recorded non-cash state tax benefits and interest accruals, both of which were associated with the previous federal tax settlement and that are also excluded from adjusted effective tax rate and adjusted earnings per share.

(s)
Represents revenues from transactions originated in Iraq. Beginning in March 2023, the Company experienced a significant increase in its business originating from Iraq. The Company believes this volume to have been the effect of policy changes by United States and Iraqi regulators. In July 2023, the United States Treasury and the Federal Reserve Bank of New York announced actions that banned 14 Iraqi banks, some of whom were the Company's agents, from conducting U.S. dollar transactions. Additionally, in October 2023, the Central Bank of Iraq suspended the Company's largest agent in the country, although that agent was later reinstated and resumed offering the Company's services. The effect of fluctuations between the Iraqi dinar and United States dollar on reported revenues was not significant for these periods. Because of the significant volatility in revenues and disruptions in offering the Company's services in the country, management believes that revenue measures that exclude the Iraq revenues provide better consistency and comparability to prior periods and assist in understanding trends in the Company’s ongoing revenues.
(t)
Represents severance costs not related to acquisition, separation, and integration activities, which have been excluded from the segments as management excludes severance in making operating decisions, including allocating resources to the Company's segments. Management excludes severance costs in its measurement of non-GAAP profitability to focus on those factors it believes to be most relevant to the Company’s operations.
(u)
In the fourth quarter of 2024, the Company reorganized the international operations of its business to realign and consolidate the Company's international activities. The Company recognized deferred tax assets, net of valuation allowance, associated with this reorganization, including from the step-up in tax basis associated with the reorganization. The Company has excluded the non-cash recognition of the deferred tax assets associated with this reorganization because of the significance of this recognition on its reported results. The Company has also removed the non-cash reversal of these deferred tax assets from its 2025 adjusted net income, adjusted effective tax rate, adjusted earnings per share, and adjusted earnings per share outlook.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer Money Transfer segment.
(cc)
Represents the Europe and the Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer Money Transfer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer Money Transfer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer Money Transfer segment, including Mexico.
(ff)
Represents the Asia Pacific (“APAC”) region of the Company’s Consumer Money Transfer segment.
(gg)
Represents transactions marketed under the Company’s brands and initiated through its or its third-party digital partners’ websites and mobile applications (“Branded Digital”). The Company excludes transactions and revenues generated from Iraq websites and mobile applications from the definition of Branded Digital, given the significant volatility in that business and disruptions in offering services in the country.